EXHIBIT 24-1

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director and/or officer of Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Corporation"), does hereby constitute and appoint John F. Kell, Jr. and Donna
M. Abdalla, and each of them, his true and lawful attorney or attorneys to execute in his name, place and stead in such capacity or capacities (whether on behalf of the Corporation or otherwise), any and all instruments which said attorney or attorneys may deem necessary or advisable in order to enable the Corporation to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the 1933 Act of the offer and sale of shares of the Corporation's Common Stock pursuant to the Corporation's Dividend Reinvestment and Stock Purchase Plan and the Corporation's Customer Stock Purchase Plan, including, without limitation, the power and authority to sign his name (whether on behalf of the Corporation, or as a director and/or officer of the Corporation, or by attesting the seal of the Corporation, or otherwise) to each of the Registration Statements and amendments and post-effective amendments to each of such Registration Statements relating to the registration of the offer and sale of any such shares of Common Stock pursuant to such Plans, and to file the same, including any exhibits or other documents forming a part of any such Registration Statements or amendments, with the Securities and Exchange Commission, each of said attorneys to have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or advisable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person.

      IN WITNESS WHEREOF, the undersigned has signed his name hereto on the date set forth below.

Date: March 24, 1999

                                    /s/ KENNETH M. POLLOCK.
                                    -----------------------
                                    Kenneth M. Pollock